UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2012

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2012, Portfolio Recovery Associates, Inc. ("the "Company") and its domestic subsidiaries closed a series of transactions to exercise a portion of the accordion loan feature of its existing credit facility with its administrative agent, Bank of America, N.A., and its syndicate of lenders (the "Credit Agreement"), thereby increasing the lenders’ commitments by $50,950,000, resulting in $458,450,000 aggregate principal amount available under the Company’s line of credit. The Company’s existing lenders under the Credit Agreement provided $40,950,000 of this increase, and $10,000,000 was provided by a new lender, Israel Discount Bank of New York, which is now a party to the Credit Agreement. The Company may request additional increases of up to $91,550,000 under its credit facility. The increased commitments will be used to support the Company’s general corporate purposes, which may include the financing of future purchases of consumer debt portfolios and further business expansion, domestically and internationally. The Credit Agreement was also amended to clarify the definition of "positive operating income."

The foregoing does not constitute a complete summary of the terms of the Credit Agreement, and reference is made to the complete form of the Credit Agreement as of December 20, 2010 attached as Exhibit 10.1 to the Form 8-K report filed by the Company on December 22, 2010, which is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is hereby incorporated in this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

April 24, 2012	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO